Exhibit 10.10

Translation from Original Contract Written in Portuguese and Executed in Brazil

PRIVATE AGREEMENT FOR THE PURCHASE AND SALE OF MINING RIGHTS

PRIVATE AGREEMENT FOR TOTAL ASSIGNMENT OF MINERAL RIGHTS

MINERAÇÃO E TRANSPORTE ROSA DO VALE LTDA. (“ROSA DO VALE”), a private legal entity, with Federal Taxpayer ID CNPJ/MF [●], with offices at [●], herein represented by its managing member, [●], domiciled at [●], hereinafter referred to as “SELLER / ASSIGNOR”;

BMIX PARTICIPAÇÕES LTDA. (“BMIX”), a private legal entity, with Federal Taxpayer ID CNPJ/MF [●], with offices at Rua da Bahia, 2463, suite 205, Savassi, in Belo Horizonte, state of Minas Gerais, postcode 30160-012, herein represented by its attorney [●], Federal Taxpayer ID [●], domiciled at [●], hereinafter referred to as “PURCHASER / ASSIGNEE”;

jointly to

ATLAS LITHIUM CORPORATION (“ATLAS LITHIUM”), a company organized and existing according to the laws of the United States of America, with Federal Taxpayer ID CNPJ/MF [●], herein represented by its attorney [●], being the controlling company of BMIX, and the company responsible for the issuance / supply of the shares of ATLAS LITHIUM, hereinafter referred to as “GUARANTEEING INTERVENING PARTY”;

And further:

BRASIL & ISRAEL MINERAÇÃO LTDA. (“BRASIL & ISRAEL”), private legal entity, with Federal Taxpayer ID CNPJ/MF [●], with offices at [●], herein represented by its managing member, [●], identity card [●], domiciled at [●], hereinafter referred to as CONSENTING INTERVENING PARTY;

ROSA DO VALE, BMIX, ATLAS LITHIUM, and BRASIL & ISRAEL, separately referred to as PARTY and jointly hereinafter referred to as “Parties”. The Parties, through this Private Agreement for Purchase and Sale / Assignment of Mining Rights (hereinafter referred to as “Agreement”), agree hereby the clauses and conditions below, freely agreed and accepted, which they undertake to comply with:

BACKGROUND

(i) Whereas ROSA DO VALE is the holder of the Mining Rights Claims with the Brazilian Mining Agency (“ANM”) under numbers 830.224/2020, 830.226/2020, 830.228/2020, 830.229/2020, 830.524/2018, hereinafter referred to as “Mining Rights Claims”, subject matter hereof.

(ii) Whereas Research Permits were granted in Mining Rights Claims 830.224/2020 (Research Permit number 2478/2020), 830.228/2020 (Research permit number 1590/2020), and 830.229/ 2020 (Research permit number 1591/2020) and being well known by everyone that Mining Right Claim 830.226/2020 has not yet granted/published its Research Permit, and, according to the Mining Law (ANM/DNPM Resolution 155/2016, Article 224, §3), it can only be transferred / assigned after the grant / publication of its permit, the proceeding for transfer of the rights will begin on the day after the publication in the Federal Official Gazette of its respective Research Permit;

(iii) Whereas the Mining Rights Claims are for originally for substances of granite and feldspar, having even been filed a Final Research Report for Mining Right Claim 830.524/2018 on Feb 13, 2022;

(iv) Whereas except for the here CONSENTING INTERVENING PARTY identified in the preamble hereof, MINERAÇÃO E TRANSPORTE ROSA DO VALE LTDA. guarantees that there is no other negotiation, OPTION and/or any other agreement and/or document granting any rights to third parties as regards the Mining Rights Claims, and, therefore, there is no other intermediary, assistance and/or people involved in the negotiation of the MINING RIGHTS.

(v) Whereas ATLAS LITHIUM. here the GUARANTEEING INTERVENING PARTY, for being the Controlling Company of the PURCHASER/ASSIGNEE undertakes the joint and several liability for the compliance hereof, in special as regards the bonuses for issuance of its shares to the benefit of the SELLER / ASSIGNOR.

(vi) The Parties expressly represent their knowledge on the full content of said proceedings, their current status and agree to enter this agreement providing for the purchase / assignment of the Mining Rights Claims according to the terms and conditions below.

1. OBJECT

The object hereof is the purchase and sale (total assignment) of the mining rights represented by ANM Mining Rights Claims 830.224/2020, 830.226/2020, 830.228/2020, 830.229/2020, 830.524/2018 held by the SELLER / ASSIGNOR, and the latter undertakes, on an exclusive, irrevocable and indefeasible basis, to sell them to the PURCHASER/ASSIGNEE, promoting the respective total assignment of the Mining Rights Claims upon consent/approval by the Brazilian Mining Agency (ANM).

2. PRICE AND PAYMENT CONDITIONS

2.1. For the acquisition of the Mining Rights Claims, BMIX shall pay the agreed price of two million US Dollars (USD 2,000,000.00) (“CASH AMOUNT”), translated into the Brazilian legal tender according to the PTAX exchange rate of the day of the respective payment as published by the Central Bank of Brazil, and seven hundred and fifty thousand US Dollars (USD 750,000.00) in shares of Atlas Lithium Corporation, a company listed in a stock exchange in the United States of America (“STOCK AMOUNT”) as follows:

a) First Payment: One million, one hundred and fifty thousand US Dollars (USD 1,150,000.00) as follows:

a.1) Four hundred thousand US Dollars (US$ 400,000.00) shall be paid on the date in which the total assignments of the Mining Rights available for BMIX are filed with the ANM, in the Brazilian legal tender through bank deposit in a bank account indicated by the SELLER / ASSIGNOR, the deposit slip serving as proof of payment of said installment.

a.2) Seven hundred and fifty thousand US Dollars (US$ 750,000.00) converted into shares of ATLAS LITHIUM with the issuance of shares by the GUARANTEEING INTERVENING PARTY to the benefit of the SELLER / ASSIGNOR within five (5) business days counted from the entering / execution hereof.

The number of shares to be issued by the Guaranteeing Intervening Party and provided to the Seller/Assignor will be based on the value of seven hundred and fifty thousand US dollars ($750,000.00) divided by the closing price of the ATLAS LITHIUM share on the day of execution of the AGREEMENT, or the next business day if the AGREEMENT is executed on a date when the stock market does not operate in the United States.

b) Second Payment: Five hundred thousand US Dollars ($ 500,000.00) shall be paid within five (5) business days after the publication in the Federal Official Gazette by ANM consenting and authorizing the annotation of the total assignment of the Mining Rights Claims, transferring the rights to BMIX in the mining file (“Transfer”). This payment shall be divided proportionally and equally for each assignment published, that is, the payment of one hundred thousand US dollars ( USD 100,000.00) for each total assignment made/published, paid in Brazilian currency by bank deposit in the current account indicated by the SELLER / ASSIGNOR, the deposit slip serving as proof of payment of the respective installment.

c) Third Payment: One million and one hundred US Dollars (USD 1,100,000.00) corresponding to two hundred and twenty thousand US Dollars (USD 220,000.00) for each Mining Rights Proceeding. This payment shall also be divided proportionally and equally for each assignment made / published. The values shall be paid in ten (10) equal and successive installments of twenty-two thousand US dollars (US$ 22,000.00) per Proceeding assigned, in the Brazilian currency, the first installment of the “Third Payment” being due, in continuity with the previous item (b), thirty (30) days after publication in the Federal Official Gazette by the ANM of the consent / annotation of the Total Assignment of each Mining Rights Proceeding, and the other nine (9) installments, successive on the same day of the subsequent months, through bank deposit in the bank account indicated by the SELLER/ ASSIGNOR, the deposit slip serving as proof of payment of the respective installment.

d) Bonus 1: in the case of verification of mineral resources coming from mineral research through drilling in the MINING RIGHTS areas with the issuance of a report (TECHNICAL REPORT) by an independent company in international format (SK1300) for use in the Stock Exchange (USA) confirming at least five million (5,000,000) tons of spodumene with a minimum average content of 1.3% Li2O; a bonus of one million US Dollars (USD 1,000,000.00) in cash and five hundred thousand US Dollars (USD 500,000.00) converted into shares of ATLAS LITHIUM shall be paid. The number of shares to be issued shall be on the basis of five hundred thousand US Dollars (USD 500,000.00) divided by the closing share price of ATLAS LITHIUM on the date of the issuance of the TECHNICAL REPORT, or the next business day if the TECHNICAL REPORT is issued on a date when the stock market is not operating in the United States.

d.1) the payment in cash shall be made in ten (10) monthly installments of one hundred thousand US dollars (USD 100,000.00), converted into Brazilian currency, the first one being due thirty (30) days after the issuance of the TECHNICAL REPORT and the others on the same days of the subsequent months and, the shares converted into payment shall all be issued upon payment of the first installment.

e) Bonus 2: in the case of verification of mineral resources coming from mineral research through drilling in the MINING RIGHTS areas with the issuance of a report (TECHNICAL REPORT) by an independent company in international format (SK1300) for use in the Stock Exchange (USA) confirming at least ten million (10,000,000) tons of spodumene with a minimum average content of 1.3% Li20; a bonus of one million US Dollars (USD 1,000,000.00) in cash and five hundred thousand US Dollars (USD 500,000.00) converted into shares of ATLAS LITHIUM shall be paid. The number of shares to be issued shall be on the basis of five hundred thousand US Dollars (USD 500,000.00) divided by the closing share price of ATLAS LITHIUM on the date of the issuance of the TECHNICAL REPORT, or the next business day if the TECHNICAL REPORT is issued on a date when the stock market is not operating in the United States.

e.1) the payment in cash shall be made in ten (10) monthly installments of one hundred thousand US dollars (USD 100,000.00), converted into Brazilian currency, the first one being due thirty (30) days after the issuance of the TECHNICAL REPORT and the others on the same days of the subsequent months and, the shares converted into payment shall all be issued upon payment of the first installment.

f) Bonus 3: in the case of verification of mineral resources coming from mineral research through drilling in the MINING RIGHTS areas with the issuance of a report (TECHNICAL REPORT) by an independent company in international format (SK1300) for use in the Stock Exchange (USA) confirming more than ten million (10,000,000) tons; an additional bonus of twenty cents (USD 0.20) shall be paid for each ton of spodumene with minimum average content of 1.3% Li20, without limitation.

f.1) the payments shall always be made in monthly installments of up to one hundred thousand US Dollars (USD 100,000.00), converted into Brazilian currency, up to the completion of the amount to be paid, the first installment becoming due thirty (30) days after the publication of the TECHNICAL REPORT, in which the difference in excess of ten million tons (10,000,000) compared to the measurement of the previous report shall be verified, as well as observing the value of Bonus 2.

2.2. The parties agree that due to the intermediation performed by the CONSENTING INTERVENING PARTY, any and all amounts and installments due by the PURCHASER/ASSIGNEE to the SELLER/ASSIGNOR as a result hereof, whether in cash or in shares as provided for in Clause 2.1, shall be transferred directly by the PURCHASER/ASSIGNEE to the CONSENTING INTERVENING PARTY the agreed percentage of ten percent (10%), upon issuance of the respective Invoice.

2.3. Since payments depend on the closing of foreign exchange, the PARTIES grant BMIX a tolerance of two (2) business days for the payment. A delay of more than two (2) business days in the payment of the agreed installment(s) shall entail a late payment fine of two percent (2%), plus late payment interests of one percent (1%) per month or fraction of month due to the respective PARTY receiving the overdue installment. A delay longer than thirty (30) days shall entail a late payment fine of ten percent (10%) on the amount in arrears, besides late payment interests.

2.4. In the case the ANM refuses to approve and annotate the transfer of the rights on the Mining Rights Claims to the PURCHASER/ASSIGNEE, since it is a contractual requirement, and it is its responsibility the reason for the refusal, it must use all efforts necessary to regularize and carry out the assignment, under penalty of being deemed and notified in default of its obligations, which would entail the termination of the agreement.

2.5. For the purposes of making feasible the payment by the PURCHASER/ASSIGNEE and to provide more reliability for the ANM to agree and annotate the application for Total Assignment, the Parties, after the execution hereof, shall enter a Private Agreement for Total Assignment of the Mining Rights with certified signatures and filed with the Register of Titles and Documents, as provided for in article 234, I of ANM/DNPM Resolution No. 155/2016.

2.6. Once the payments are made as provided for in this agreement, the PARTIES hereby represent that they have no further claims on any account and at any time from BMIX, granting the fullest, absolute, integral, irrevocable and irreversible release as to the subject matter hereof, being satisfied with the amounts negotiated herein, replacing any previous negotiations and/or preliminary agreements entered into between the PARTIES.

3. THE GUARANTEE

3.1. As a guarantee for the regular payment of the installments here agreed for the acquisition of the Mining Rights Claims, BMIX delivers to the SELLER / ASSIGNOR, as a PLEDGE (article 1424 of the Brazilian Civil Code of 2002), besides the Mining Rights Claims 830.224/2020, 830.226/2020, 830.228/2020, 830.229/2020, 830.524/2018, and this guarantee will remain in force up to the full payment of all the amount in cash, amount in shares and the amount of the bonuses as agreed herein. The SELLER / ASSIGNOR may require that a specific Pledge Agreement is entered in separate on these mining assets negotiated hereby or the pledge on the shares of the company BMIX or the issuance to its benefit of a comfort letter or guarantee insurance encompassing and guaranteeing the remaining amount agreed in item 2.1 hereof, less the amounts provenly paid, issued by a financial institution authorized by the Central Bank of Brazil. The SELLER/ASSIGNEE will provide a notice, by email, to the PURCHASER/ASSIGNOR and the latter shall have a term of fifteen (15) days for the required actions and formalizations and signatures of said instruments.

3.2. In the case of default by BMIX for not timely complying with the scheduled payments, BMIX shall be notified of default, and a period of 10 (ten) business days will be provided to regularize and comply with the overdue obligation. The failure to comply with the term established herein shall result in the termination of the contract, the application of the penalties provided herein, as well as the established contractual obligation of BMIX to revert / return to ROSA DO VALE the rights on the respective Mining Rights Claims, through proceedings of Total Assignment of Mining Rights (non-onerous), being hereby expressly committed to effect this proceeding as well as to supply all documents required for returning the title of the Mining Rights to ROSA DO VALE, being authorized to file with the ANM the total non-onerous assignment agreement to be executed within five (5) business days, being further entitled to practice all acts necessary for its annotation.

3.3. In the event of the occurrence set forth in the item above, BMIX undertakes to make and deliver to the respective holder the electronic application for the Total Assignment of Mining Rights Claims subject matter hereof, duly signed by the appropriate party, including all documents necessary for the actual compliance with the Total Assignment to ROSA DO VALE before the ANM within five (5) business days, under penalty of a daily fine in the amount of one hundred thousand Brazilian reals (R$ 100,000.00), as well as to be responsible for all legal costs required for providing its signature for effective transfer of title.

4. THE TECHNICAL REPORT

4.1. For the purposes of determining the bonus provided for in subitems “d”, “e” and “f” of Clause 2.1 above, a TECHNICAL REPORT prepared by an independent firm in international format (SK1300) shall be developed for use on the Stock Exchange (USA) during the drilling work and may contain more than one version as the drilling work progresses, the right to receive any complementary volumes in excess of ten million (10,000,000) tons in the form of subitem f.1 of Clause 2.1 while drilling is going on in the MINING RIGHTS areas, ending any payment obligation after conclusion of the drilling and issuance of the last version of the TECHNICAL REPORT.

4.2. BMIX shall provide to a person indicated by the PARTIES the certificates of laboratory analysis of the samples from the areas subject matter hereof, as well as, upon five (5) day prior notice, to allow a professional designated by the PARTIES to have access to the drilling works and respective depositions.

4.3. The SELLER / ASSIGNOR shall be entitled to obtain access to any data, records, reports, information, results of essays, calculations, opinions, maps, graphics, samples, documents, depositions of drilling and other perforation data, soil samples, pulp, as well as any other information or document related to the Research and Drilling Works, and BMIX shall provide any information already available, within a term of five (5) days, counted from the request by the SELLER / ASSIGNOR in this sense.

4.4. For preparing the TECHNICAL REPORT regarding the areas object hereof, it is foreseen to drill forty (40) to sixty (60) boreholes with an estimated average depth of one hundred (100) meters during a period of eighteen (18) months, starting this period with the publication of the total transfer of the respective mining rights to BMIX.

4.4.1. The deadline and drill hole conditions above refer to the initial BMIX planning, susceptible to adjustment and revision according to the response presented by the drilling work, and there is no obligation to drill a minimum of 40 (forty) holes, and the lithium mining contact criteria in the hole and lithium content that may be found determine the continuity of the holes or not, and there is no obligation to drill holes if the area has no potential for lithium.

4.4.2. If an environmental license must be obtained or if an agreement with the surface landowner is not reached, the work deadline will be extended for the proportional period during any impossibility of continuing the drilling until a solution is reached with the surface landowner and/or the environmental license is issued.

4.5. All the Research Works and the Technical Report shall be made and paid exclusively by BMIX.

5. RIGHTS AND OBLIGATIONS OF THE PARTIES

5.1. ROSA DO VALE shall have the following rights and obligations:

a) To promote, at its own expense, the immediate annotation with the ANM of the agreement for assignment and transfer of title on the mining rights hereunder;

b) To promptly and timely meet any and all requirements made by the ANM related to its information and/or its documents;

c) To assist BMIX in the contact with the surface landowners, and BMIX shall bear any costs for travel, accommodation and meals for any actions outside Araçuaí;

d) To receive the amounts provided for herein;

e) To be in good standing concerning the payment of the annual fees per hectare with the ANM in relation to the Mining Rights Claims object hereof;

5.2. BMIX shall have the following rights and obligations:

a) To promote the agreements with the owners/surface landowners or to take all necessary legal steps to enter the area and thus start the research/surveying works;

b) To timely comply with all environmental and mining laws, any requirement, conditions and/or obligations inherent to the Mining Rights Claims with the ANM or other Department/Autonomous Agency after filing the respective Total Assignment;

c) For the completion of the Mineral Research and its execution, BMIX shall be the sole responsible before the environmental agencies for any liabilities arising from the mineral research, including obtaining the relevant environmental permits and licenses, answering, in particular, but not limited to, for any and all legal noncompliance, environmental damage, fines and/or notices, even if on behalf of ROSA DO VALE;

d) The environmental recovery of the areas degraded/used in the performance of the mineral research, as well as for any environmental liabilities caused;

f) To make the payments as provided for in Clause Two hereof;

5.3. ATLAS LITHIUM, here GUARANTEEING INTERVENING PARTY shall have the following rights and obligations:

a) To have joint and several liability as to compliance, guarantees in general, in particular with respect to the bonus for the issuance of shares held by it (“ATLAS LITHIUM”) to the benefit of the SELLER, as provided in Clause Two.

6. EXPENSES FOR PERFORMING THE BUSINESS

For the execution of the deal, the PURCHASER/ASSIGNEE will bear with the fees and emoluments required by the Notary Public Offices and Registers of Titles and Documents, as well as the National Mining Agency, and is solely responsible for bearing the charges and costs of a “due diligence”.

7. CONFIDENTIALITY

7.1. During the term of effectiveness hereof and for a subsequent period of twenty-four (24) months after its termination, the Parties shall keep strict confidentiality as regards (i) the terms hereof, (ii) the MINING RIGHTS and (iii) the results and research work performed by BMIX (“Absolute Secrecy”), and there may be no presentation and/or conversation about the research work or negotiation of the rights hereof with third parties without the prior express consent by BMIX.

7.2. The RECEIVING PARTY may disclose the Confidential Information to its technical advisors and any other representatives of the receiving party who have a need to know it and who have been informed of its confidential nature.

7.3. For the purposes hereof, the PARTIES agree that Confidential Information shall not include any information that:

a) are or become available to the general public in any manner other than disclosure by the RECEIVING PARTY or any of its Representatives in violation to this Section 7;

b) are necessary or required by the ANM, environmental agencies or any others for maintaining the Mining Rights Claims or that are legally required from the relevant party;

c) are made available to the RECEIVING PARTY, on a non-confidential basis, by sources other than the DISCLOSING PARTY or its Representatives, provided that the RECEIVING PARTY is not aware, in good faith and after investigation, that this information is subject to the confidentiality obligation by the revealing source;

d) in the case the RECEIVING PARTY is compelled to disclose it as a result of the law and rules applicable to the RECEIVING PARTY, lawsuit, court order or request, or relevant governmental departments; or

e) are known, or independently developed, by the RECEIVING PARTY, without violation of the confidentiality obligation, before the disclosure by the DISCLOSING PARTY and/or its Representatives.

7.4. In the case of noncompliance with the Secrecy obligation, the violating party shall be subject to a fine of five hundred thousand Brazilian Reals (R$ 500,000.00) for each violation of secrecy and/or disclosure of confidential information plus losses and damages that might be assessed as a result of the violation.

8. IRREVOCABILITY AND INDEFEASIBILITY

By free and express agreement of the Parties, this agreement is entered on an irrevocable and indefeasible basis, and neither party may claim the right to withdraw from it, except in the event of contractual default by any of the Parties, and the contracting Parties, for themselves, their heirs, successors and assigns in any capacity, have the obligation to strictly comply with all items and conditions agreed herein.

9. SPECIAL TERMINATION CLAUSE

9.1. Despite the irrevocable and indefeasible basis, it is hereby agreed that if BMIX does not obtain satisfactory results of volume and chemical content of lithium with feasibility of processing as the TECHNICAL REPORT to be issued according to internationally accepted standards of results statement (SK1300), this agreement shall be terminated as regards the bonuses provided for in subitems “d”, “e” and “f” of Clause 2.1 above, upon notification proving the technical and economic unfeasibility, without any burden and penalties to the parties, being due and respected the other values provided for in the first sentence of Clause 2.1, BMIX undertaking to make available to ROSA DO VALE all data obtained with the research work, as well as to comply with all environmental and mining laws, legal and contractual obligations related to the regular processing of Mining Rights Claims.

9.2. The noncompliance with any clause or obligation in this agreement by any of the parties will entitle the non-violating party to terminate this agreement, provided that any noncompliance is not remedied within ten (10) business days after the delivery of an out-of-court notice, subjecting the violating party to the application of the penalties provided for herein as well as to the payment of the Conventional Penalty equal to five percent (5%) of the total of this transaction, as set forth below.

9.3. In the case of termination caused by the PURCHASER/ASSIGNEE, this party shall not be entitled to the recovery of any amounts paid.

9.4. In the case of dismissal of the Final Research Report filed on Feb 13, 2022 in Mining Claim 830.524/2018 and not yet reviewed by the ANM and any (final) administrative and court Appeals, cancelling the Mining Rights, BMIX shall be entitled to a discount of four hundred thousand US Dollars (USD 400,000.00) in cash and one hundred thousand US Dollars (USD 150,000.00) in shares that will be deducted from the last instalments due.

9.5. Notwithstanding the other provisions hereof, this agreement may be legally terminated, by the non-violating party, upon notice with immediate effect, without any obligation to the other Party for any payment, reimbursement and/or damages in the case of order of bankruptcy, court or out-of-court recovery, court or out-of-court winding up or liquidation of any of the Parties.

10. REPRESENTATIONS AND WARRANTIES

10.1. The SELLER / ASSIGNOR and the CONSENTING INTERVENING PARTY represent and warrant to BMIX, representations and warranties that will be valid, true, exact and correct today and that shall be fully ratified as valid, true and correct whenever required:

10.1.1. Authority and Authorization. The SELLER / ASSIGNOR has full capacity, all the authority and authorizations for (i) entering this Agreement and all other documents related to it; (ii) complying with the obligations set forth and undertaken herein and to complete the transactions set forth herein and in the other documents. The execution and formalization hereof by the SELLER / ASSIGNOR and the CONSENTING INTERVENING PARTY and the compliance with their obligations were duly approved and authorized by all their own actions and by third parties necessary, including any required corporate approvals. No other action, act, consent, authorization, approval, or filing with any person, court, Authority, or any third party is required to authorize the execution, formalization, and performance hereof.

10.1.2. Binding Effect. This Agreement and the other documents related to it are a legally valid obligation and bind the SELLER/ ASSIGNOR and the CONSENTING INTERVENING PARTY, who acknowledge all the terms and conditions hereof, undertaking to comply with all the provisions hereof, as well as to immediately notify BMIX on the existence of any act, fact or omission that may harm and/or constitute a violation hereto, as well as to take any action that may be required for the maintenance of the validity and effectiveness of this agreement/business.

10.1.3. Nonexistence of Violation and Consents. Neither the execution and formalization of this Agreement and other documents by the SELLER / ASSIGNOR, nor the performance of any and all of its obligations under this Agreement and the documents related to it (i), violate, conflict with, result in breach or default, give rise to any right of termination or acceleration of any obligation, give rise to the loss of any right or benefit or result in the creation of any Encumbrance on any property, claims or assets of the SELLER / ASSIGNOR, including the mineral rights hereunder, nor otherwise give any other party rights or additional compensation under, or the right to terminate (in whole or in part), nor constitute a default under any agreement to which the SELLER / ASSIGNOR is a party; (ii) violate or conflict with any statute, ordinance, law, rule, regulation, license or permit, judgment or order by any court or other Authority or regulator to which the SELLER / ASSIGNOR, or any of the mineral rights hereunder are subject or bound; and (iii) are dependent upon any consent, approval or authorization of, notice to, or filing or registration with, any person, entity, court or Authority or regulator.

10.1.4. Absence of Litigations and Impediments. To date, there are no MOUs, options or any other agreements in force, actions, lawsuits, investigations or legal, administrative or arbitration proceedings ongoing, filed, initiated or that, to the knowledge of the SELLER/ASSIGNOR and the CONSENTING INTERVENING PARTY, are expected against it or the mining rights hereunder, which could prohibit or restrict the SELLER/ASSIGNOR from consummating the transfer of title provided for herein or in other documents related to it, under penalty of incidence of a fine in the amount of five hundred thousand Brazilian Reals (R$ 500,000.00).

10.2. The PURCHASER/ASSIGNEE represents and warrants to the SELLER/ASSIGNOR and the CONSENTING INTERVENING PARTY, representations and warranties that will be valid, true, exact and correct today and that shall be fully ratified as valid, true and correct whenever required:

10.2.1. Authority and Authorization. The PURCHASER/ASSIGNEE has full capacity, all the authority and authorizations for (i) entering this Agreement and all other documents related to it; (ii) complying with the obligations set forth and undertaken herein and to complete the transactions set forth herein and in the other documents. The execution and formalization hereof by the PURCHASER/ASSIGNEE and the compliance with its obligations were duly approved and authorized by all its own actions and by third parties eventually required. No other action, act, consent, authorization, approval, or filing with any person, court, Authority, or any third party is required to authorize the execution, formalization, and performance hereof.

10.2.2. Binding Effect. This Agreement and the other documents related to it are a legally valid obligation and bind the PURCHASER/ASSIGNEE, who acknowledges all the terms and conditions hereof, undertaking to comply with all the provisions hereof, as well as to immediately notify the SELLER/ASSIGNOR on the existence of any act, fact or omission that may harm and/or constitute a violation hereto, as well as to take any action that may be required for the maintenance of the validity and effectiveness of this Agreement.

10.2.3. Nonexistence of Violation and Consents. Neither the execution and formalization of this Agreement and other documents by BMIX, nor the performance of any and all of its obligations under this Agreement and the documents related to it (i), violate, conflict with, result in breach or default, give rise to any right of termination or acceleration of any obligation, give rise to the loss of any right or benefit or result in the creation of any Encumbrance on any property, claims or assets of BMIX, nor otherwise give any other party rights or additional compensation under, or the right to terminate (in whole or in part), nor constitute a default under any agreement to which BMIX is a party, or to which it or any of its shares, property, goods, credits or assets are subject or bound; (ii) violate or conflict with any statute, ordinance, law, rule, regulation, license or permit, judgment or order by any court or other Authority or regulator to which BMIX, or any of its shares, property, credits or assets are subject or bound; and (iii) are dependent upon any consent, approval or authorization of, notice to, or filing or registration with, any person, entity, court or regulating Authority.

10.3.4. Absence of Litigations. To date, there are no actions, lawsuits, investigations or legal, administrative or arbitration proceedings ongoing, filed, initiated or that, to the knowledge of BMIX, are expected against it or that could prohibit or restrict BMIX from completing the assignment of title provided for herein or in other documents related to it, under penalty of incidence of a fine in the amount of five hundred thousand Brazilian Reals (R$ 500,000.00).

11. MISCELLANEOUS

11.1. Binding and Succession. This Agreement binds the Parties and their respective successors and assigns for any reason, and is an instrument executable out of court for all purposes and effects of the Brazilian Code of Civil Procedure.

11.2. Assignment and Transfer. This Agreement and all the rights granted by it cannot be assigned, encumbered or transferred by any of the Parties without the prior and written consent by the other Party. Any assignment, encumbrance or transfer in noncompliance with the provisions hereof shall be legally ineffective and void.

11.3. Notices. All communications, notices or notifications related to this Agreement that are required or authorized by this Agreement shall be in writing and sent by email to [●] and [●] with proof of receipt, and/or by mail with return receipt to the addresses listed in the preamble of this Agreement, and the PARTY shall keep the other PARTIES updated on any change of address.

11.4. Applicable Law. This Agreement and any demand resulting from it or related to it must be governed and construed according to the laws of the Federative Republic of Brazil.

11.5. Amendments. This Agreement can only be validly amended by means of a written amendment executed by all the Parties. Any acceptance, extension or tolerance by any party as regards the obligations undertaken by the other party in this agreement shall always be on a precarious and limited basis, and shall not constitute a contractual amendment or novation.

11.6. Validity. In case any of the clauses of this instrument is declared null, in whole or in part, for any reason whatsoever, the other clauses will continue in full force, unless as a result of such a declaration this agreement will lose its object.

11.7. Indemnification. Each Party shall be liable and shall indemnify the other for any proven loss or damage resulting from its acts which may in any way, directly or indirectly, affect the other Party or the Mining Rights hereunder. In the case of noncompliance with the obligations undertaken herein, the defaulting Party undertakes to indemnify the non-defaulting Party. The payment of the amount to be due shall include interests, fines, court fees, attorney’s fees and other related expenses (individually, “Damages”), directly resulting from the default.

12. JURISDICTION

The parties elect, on an irrevocable and indefeasible basis, the courts of the city of Belo Horizonte, state of Minas Gerais, as competent to solve any issues arising hereof.

The PARTIES expressly acknowledge the veracity, authenticity, integrity, validity and efficacy of this instrument, formed in digital format and signed, and acknowledge as a valid statement of consent its signature in electronic format and/or by means of electronic certificates, as provided for in article 10, §2, of the provisional presidential decree No. 2200-2, of August 24, 2001.

In witness whereof, the Parties and witnesses electronically sign this instrument.

Belo Horizonte, state of Minas Gerais, January 9, 2023

Digitally signed by [●]

This signature can be verified at http://serpro.gov.br/assinador-digital

MINERAÇÃO E TRANSPORTE ROSA DO VALE LTDA.

Seller / Assignor

Digitally signed by [●]

Date: 2023.01.1o 8:34:32 PM 03’00’

BMIX PARTICIPAÇÕES LTDA.

Purchaser / Assignee

Digitally signed by [●]

Date: 2023.01.11 9:57:53 Am - 03’00’

ATLAS LITHIUM CORPORATION

Guaranteeing Intervening Party

Digitally signed by [●]

Date: 2023.01.10 4:14:22 PM – 03’00’

BRASIL & ISRAEL MINERAÇÃO LTDA.

Consenting Intervening Party

Witnesses:

1. Digitally Signed by [●]

This signature can be verified at http://serpro.gov.br/assinador-digital

2. Digitally Signed by [●]

Date: 2023.01.11 10:44:42 AM – 3’00’